Exhibit 5.1
November 3, 2005
Circuit Research Labs, Inc.
1302 W. Drivers Way
Tempe, Arizona 85284
Ladies and Gentlemen:
We are acting as counsel to Circuit Research Labs, Inc., an Arizona corporation (the “Company”), in connection with the filing of Registration Statement No. 333-126233 on Form SB-2, as may be amended (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”), covering the registration of 1,250,000 shares of Company’s common stock, par value $.10 per share (“Common Stock”).
In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Incorporation, Articles of Amendment to the Company’s Restated Articles of Incorporation and By-laws of the Company, as well as such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.
Based on the foregoing, we are of the opinion that the 1,250,000 shares of Common Stock that may be offered and sold by Dialog4 Systems Engineering GmbH pursuant to and in accordance with this Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable.
The opinion expressed herein is limited to the federal securities laws and the Arizona Business Corporation Act.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of

Circuit Research Labs, Inc.
November 3, 2005

Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

BRYAN CAVE llp

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